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                                                                  EXHIBIT 10.5.2

                             ADDENDUM ("ADDENDUM")
                          TO THAT REAL PROPERTY LEASE
                            DATED JANUARY 25, 1997,
                 BY AND BETWEEN MARTIN P. HULL, MIEKE DANKERS,
               DENNIS W. ROYER, AND CHRISTINE J. ROYER ("LESSOR")
                                      AND
                  DELTAGEN, A DELAWARE CORPORATION ("LESSEE")



PARAGRAPH 1.2 CONTINUED:

         The Premises are more fully described by way of a legal description contained in Exhibit A, attached hereto.

PARAGRAPH 1.4 CONTINUED.  EARLY POSSESSION.

         Upon execution of this Lease, Lessee shall have the right to occupy the Premises for the purpose of constructing its improvements therein. Lessee agrees not to interfere with the work of Lessor. In the event Lessee's work interferes with Lessor's ability to complete its work and to commence the term of this Lease, then the Lease term shall commence on the date Lessor would have had the Premises available for occupancy but for the delay caused by Lessee.

PARAGRAPH 1.5 CONTINUED:

         Rent is payable on the first day of each month, commencing on March 1, 1997. However, should Lessor complete those items it has agreed to do under Paragraph 50 of the Addendum prior to March 1, 1997, then the Lease Commencement Date shall be the date that Lessor completed its work, and Lessee shall pay a pro rated Base Rent for the partial month. In the event Lessor fails to complete its work, under the terms of the Lease, and the work is completed after March 1, 1997, then the Lease Commencement Date shall be the latter date and the Base Rent shall be pro rated.

PARAGRAPH 2.2. CONTINUED:

         Lessor agrees to transfer to Lessee, as of the Lease Commencement Date, any warranties Lessor has for work performed by Lessor or its contractors or agents within the Premises.

PARAGRAPH 6.2(a). CONTINUED:

         Lessor acknowledges and consents to Lessee's use of the "Hazardous Substances" disclosed in Lessee's Application for
Conditional  use  Permit submitted to and approved by the City of San Carlos.

PARAGRAPH 6.2(d). CONTINUED:

         A new Paragraph, 6.2(d) is included in the Lease as follows:

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         Lessor  shall  indemnify,   protect,   defend  and  hold  Lessee,
its shareholders, officers, directors, employees and agents harmless from and against any and all losses and/or damages, liabilities, judgements, costs, claims, liens, expenses, penalties, permits and attorney's fees and consulting fees arising out of or involving any Hazardous Substance in or below the Premises which existed prior to the commencement date of this Lease, or which entered upon or under the Premises, after the Lease Commencement Date, resulting from the actions of others than Lessee, its employees, contractors, invitees, agents or others within the control of Lessee. Lessor's obligations under this Paragraph 6
shall  include,   but  not  be  limited  to  the  effects  of  any
contamination or injury to person, property, or the environment created or suffered by Lessee or others, and the cost of the investigation (including consultants and attorneys' fees and testing, removal, remediation, restoration and/or abatement thereof) or any contamination therein involved, and shall survive the expiration or early termination of this Lease. No termination, cancellation or release agreement entered into by Lessee shall release Lessor from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically agreed to by Lessee in writing at the time of such agreement.

         Lessee shall notify Lessor in writing immediately upon discovery of any facts on which Lessee may base a claim for indemnification under this Paragraph.

PARAGRAPH 6.3 CONTINUED:

         Lessee shall, at Lessee's sole cost and expense, fully, diligently, and in a timely manner, comply with all "Applicable Law" relating to Lessee's specific occupancy of the Premises. Lessee shall, within five days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessor's compliance with any Applicable Law, and shall immediately, upon receipt, notify Lessor, in writing, of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee to comply with any Applicable Law. "Applicable Law" for purposes of this Agreement, shall mean all federal, state and local law, ordinances, regulations and permits required.

PARAGRAPH 7.1 CONTINUED:

         Notwithstanding anything else contained in the Lease to the contrary, Landlord shall be responsible for all structural repairs and Paragraph 7.1 is subject to the terms and conditions contained in Paragraph 50 of the Addendum.

PARAGRAPH 7.4. CONTINUED:

         Notwithstanding anything else in the Lease to the contrary, Lessee's "trade fixtures" will remain the property of Lessee, and Lessee shall have the right to remove all of its trade fixtures at the termination of this Lease.

PARAGRAPH 8.7 CONTINUED:

         Except for Lessee's negligence and/or breach of express warranties, Lessor shall indemnify, protect, defend and hold harmless the Premises, Lessee and its agents, shareholders and lenders from and against any and all claims, loss of rents and/or damages, costs, liens,

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judgements, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving or in dealing with Lessor's ownership of the Premises, any act, omission or neglect of Lessor, its agents, contractors, employees or invitees, and out of any default or breach by Lessor in the performance in a timely manner of any obligation of Lessor's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessee) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding by brought against Lessee by reason of any of the foregoing matters, Lessor, upon notice from Lessee, shall defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be so indemnified.

         Lessor shall notify Lessor in writing immediately upon discovering any facts upon which Lessee may base a claim for indemnification under this Paragraph.

PARAGRAPH 16.2 CONTINUED:

         Notwithstanding anything else contained to the contrary in this Lease, Lessee's obligation to provide financial statements shall be specifically limited to the prior year's financial statements and its most current financial statement. Lessee shall not be required to provide this financial information more than twice during the term of the Lease.

PARAGRAPH 39.2 CONTINUED:

         Notwithstanding anything else to the contrary contained herein, Lessee shall have the right to assign this Lease to any affiliated company or successor entity, and said affiliated company or successor entity shall have the right to exercise any options granted under the terms of this Lease.

PARAGRAPH 49.

         Lessor estimates that Lessee's expenses, reimbursable to Lessor, are approximately $2,000.00 per month.

PARAGRAPH 50.

         Lessor agrees to pay for, construct, install, repair or perform the following, prior to the Lease Commencement Date:

         a. All general building systems, such as the heating, ventilating and air conditioning (HVAC), electrical-systems, plumbing systems, hardware, locking mechanisms, roll up doors, light bulbs, tubes and ballasts and the like shall be repaired and in good working order and capable of functioning in the manner for which they were intended. Lessor shall not be responsible for repairing any specialty equipment installed by Lessee. Lessor, at Lessor's sole cost and expense, shall install a standard phone line to the building.

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         b.       The  building  shall be repaired and restored in a matter
                  that will enable it to be free from water intrusion from leaks in the walls, roof, windows, floors and doors. Existing water damage shall be repaired and replaced by the Lessor. Lessee shall have no liability for repair or replacement of any flooring within the Premises, which flooring is damaged due to water intrusion into the Premises, the cause of which was not Lessee's.

         c With regard to the presence of Hazardous Substances or the presence of toxics within the Building, Lessor agrees to:

                  (1)      Remove all existing Hazardous Substances and toxics.

                  (2) All of the hoods, vents, ducting and piping associated with the lab areas shall be removed, with all penetrations properly repaired and patched.

                  (3) With regard to the "sump room" Lessor shall obtain a closure report for that room. All equipment, drains, and the like shall be removed and concrete shall be poured over the opening in the floor so that the floor is made level with the adjoining rooms. The discharge drainage line in this room shall be pressure tested to ensure that it did not leak. Lessee shall have the right, at Lessee's cost, to take core samples of the soil underneath this room and have those soil samples tested to ensure that no Hazardous Materials or toxic waste is found therein. Lessor shall comply with all other requirements of the County of San Mateo to obtain an appropriate closure report.

                  (4) Lessor shall have obtained a final closure report from the County of San Mateo, for the Premises.

         d. Lessor and Lessee agree that Lessee's maintenance obligations with regard to the HVAC units, shall be restricted to $4,800.00 per year. The cost of maintaining or operating the HVAC units over and above this amount shall be paid for by Lessor.

         e. At the rear of the building there is a "chiller". The chiller, all piping and equipment associated with it, shall be removed and all holes patched and repaired by Lessor.

         f. Lessor agrees to patch and repair all roof leaks prior to the Lease Commencement Date, and to guarantee to repair any roof leaks which manifests themselves during the first six months of the Lease term.

         g. Lessor agrees to employ a structural engineer to review the structural integrity of the roof system. The engineer shall specifically investigate the condition of the hangars used to support the roof framing members, many of which are corroded and rusted. The integrity of the roof shall be investigated, and repaired at the cost of Lessor. At the time of this repair, the foil paper installed in the ceiling shall be removed. Lessor agrees to install insulation above the drop ceiling throughout the

                                      -4-
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                  Premises. Lessee shall have no liability for the repair or replacement of any portion of the Premises as a result of condensation damage to the building.

         h. The soffit at the front of the building is not secure. Lessor agrees to, secure the wooden members so that they may not be removed to allow entry into the Premises.

         i. At the back of the building, above the roll up door, is a fan. Lessor shall remove the fan and patch and repair the hole.

         j. Lessor shall repair the exposed electrical wire to the landscaping timer.

         k. The fire sprinkler riser, at the front of the Building, is set on an angle. Lessee shall have no liability whatsoever for correcting this deficiency or for any damage caused by its current condition.

         l. Lessor and Lessee acknowledge that the back parking lot is prone to flooding. Currently, the parking lot is not in good physical condition, due to recent and past floods. Lessor agrees to repair this parking lot and Lessee shall have no liability for its maintenance throughout the term of this Lease except as to damage specifically caused by Lessees.

         m. At the front left corner of the building, there is a downspout located near the electrical box for the adjoining building. Lessee shall have no liability to Lessor or to any other third parties as a result of this configuration.

         n. All cracks in the cinder block building material for the exterior of the building, shall be repaired so that they are water tight.

         o. Currently, there is a sink located in one of the janitor closets which is located next to an electric water heater. Lessor agrees to relocate the electric water heater to a safer location.

         p. As of the Lease Commencement Date all fire sprinkler lines and systems shall have been inspected and the five year test performed. Any fire sprinkler lines which are not properly supported by brackets, shall be supported in accordance with applicable building codes.

         q. At the front of the building, there is a disconnected ground wire. This shall be used or removed as necessary by Lessor.

         r. Lessee shall have no liability for the repair of the glue lam beams in the building throughout the term of the Lease.

         s. Notwithstanding anything else contained in this Lease to the contrary, Lessee shall have no liability to Lessor for upgrading the building for seismic safety purposes, unless the seismic upgrade was required as a result of the specific equipment installed within the Premises by Lessee.

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PARAGRAPH 51. OPTION TO RENEW.

         Provided Tenant is not in material default under any of the terms, covenants or condition of this Lease, and subject to the terms and conditions set forth herein, Tenant is hereby granted the option to extend this Lease for a period of three years:

         (a) Tenant shall notify landlord in writing of Tenant's exercise of this Option to extend this Lease on or before November 1, 1999.

         (b) The extended term of this Lease shall commence on March 1, 2000 and shall end on February 28, 2003 ("Extended Term").

         (c)      The  monthly   Basic  Rent  during  the  Extended  Term
                  shall increase,   annually,  in  accordance  with  the  CPI
                  formula included herein. Nevertheless, the annual minimum increase in Base Rent will be 2% and the maximum will be 4%. The CPI formula will be as follows:

                  Consumer Price Index ("CPI") for all urban Consumers, subgroup "All Items", San Francisco-Oakland, California Metropolitan Area (1982-84 = 100) published by the Bureau of Labor Statistics, U.S. Department of Labor (the "Index") published nearest the first day of the month twelve (12) months prior to the beginning date of the Extended Term (the Beginning Index) and the Index which is published nearest but prior to the first day of the first Extended Term, and each and every anniversary date of the Extended Term (the "Adjustment Index"). The "CPI" adjusted Basic Rent shall be calculated by multiplying the Basic Rent by a fraction, the numerator of which is the Adjustment Index and the denominator of which is the Beginning Index. In no event, however, shall the "CPI" adjusted Basic Rent decrease below the Basic Rent of the Lease or any subsequent adjustment thereof. If the Index is changed so that the Base Year of the Index differs from that used as of the month immediately preceding the month in which the term commences the Index shall be convened in accordance with the conversion factor published by the United States Department
                  of Labor,   Bureau   of  Labor   Statistics.   If  the
                  Index is discontinued or revised during the term, such other government index or other computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

PARAGRAPH 52.  OPTION TO PURCHASE.

         To and including March 1, 1999, Lessee shall have the option to purchase all of the Lessor's rights, title and interest in and to the Premises, on the following terms and conditions ("Option").

         a. Lessor hereby grants Lessee the Option to purchase the Premises as set forth herein. Attached hereto as Exhibit B is a true and correct copy of a Preliminary Title Report regarding the Premises issued by First American Title Company. Lessee has approved title exceptions ____________ of the Preliminary Title Report and has rejected title exceptions _________. Lessee agrees, should it

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                  exercise the Option granted herein, to take title subject
                  to the approved title exceptions. The disapproved title exceptions shall be eliminated prior to Lessee taking title to the Property.

         b. Lessee may exercise this Option only within the time period set forth above. This right to purchase the Premises may be exercised by Lessee, or any subsidiary or entity controlled by Lessee.

         c. If Lessee has not notified Lessor, in writing, of Lessee's intent to exercise this Option to Purchase, on or before March 1, 1999, then this Option shall automatically terminate without any action on the part of any party.

         d.       Lessee  may  exercise  this  Option,  by  notifying  Lessor of Lessee's  intent,  and by  depositing  a  $10,000  check into Escrow,  with the  Escrow  Holder.  The  $10,000
                  shall be the "Initial Deposit" into Escrow, and shall be applied to the Purchase Price. The Initial Deposit shall be held in an interest bearing account, for the benefit of Lessee.

         e.       The Escrow Holder shall be First American Title Company.

         f. Each party to the Escrow shall be pay its normal and customary fees as is customary in San Mateo County.

         g. Lessor shall convey the Premises to Lessee, free of any liens or encumbrances, except for those approved conditions of title as set forth in Paragraph 52.A. above, Lessor shall convey the Premises to Lessee in an "as is" condition.

         h. The term of the Escrow shall be for 120 days. During the 120 days, each party shall submit, to the Escrow
                  Holder, such documents and funds as is necessary to transfer title to the property to Lessee. Lessee shall deposit sufficient funds to pay for the Purchase Price and its share of the Closing Costs. If requested by Lessor, Lessee shall cooperate with a 1031 Tax Deferred Exchange, or its equivalent, without increasing the period of the time of escrow, increasing the liability of any kind to Lessee, or increasing any cost to Lessee for having agreed to do so.

         i. Lessee shall have the right to purchase the Premises, for the sum of $1,225,000 ("Purchase Price"). j. Lessor and Lessee each agree to sign any and all documents, as may be reasonably required in order to bring to pass the contemplated sales transaction. Each party agrees to act in good faith and each party shall have all remedies available to it, at law or equity, in the event of a breach of this Agreement.

         j.       In  the  event  Lessee  fails  to  exercise  this  Option,
                  if specifically   requested  by  Lessor,  Lessee  shall
                  execute, acknowledge and deliver to Lessor,  a quit claim
                  deed or other reasonable   document   acknowledging  that
                  this  Option  has terminated.

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PARAGRAPH 53.

         As additional security, for the payment of rent due under this Lease, Lessee agrees to tender to Lessor, a standby letter of credit in the face amount of Seventy Nine Thousand Five Hundred Sixty and No/100 Dollars . The term of this letter of credit shall be for one year. In the event Lessee defaults in the payment of rent for more than 30 days, then Lessor shall have the right to receive payment of the delinquent rent from the letter of credit. The form of the letter of credit shall be approved by Lessor and Lessee. A letter of credit shall be issued by a bank reasonably acceptable to Lessor. The rights stated herein are in addition to, and cumulative, with all of the rights and remedies that Lessor may have under law or in equity, and/or under the terms of the Lease, including without limitation the rights and remedies set out in Paragraph 13 of this Lease.

LESSORS:                                 LESSEE:
                                         DELTAGEN,
                                         a Delaware Corporation


     /s/ Martin P. Hull                  By   /s/ William Matthews
-----------------------------------         -----------------------------------
            Martin P. Hull               Its  President


     /s/ Mieke Dankers
-----------------------------------
            Mieke Dankers


     /s/ Dennis W. Royer
-----------------------------------
            Dennis W. Royer


     /s/ Christine J. Royer
-----------------------------------
            Christine J. Royer


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